UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (310) 482-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2017, Stamps.com Inc. (the “Company”) issued a press release setting forth its financial results for its fiscal quarter ended June 30, 2017.

A copy of such press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Effective July 31, 2017: (a) Kyle Huebner stepped down as chief financial officer and co-president of the Company, and was appointed as the sole president of the Company; and (b) Jeff Carberry was appointed chief financial officer of the Company. Also effective July 31, 2017, the Company and James Bortnak entered a Consulting Agreement providing for Mr. Bortnak to transition out of his current position as co-president and corporate & business development officer of the Company and commence, when his employment ends in approximately 60 days, a three year period of providing to the Company various consulting services on a compensated basis.

Mr. Bortnak’s agreement, which also provides for certain bonus compensation and other mutual covenants and releases, becomes effective after the expiration of a seven day revocation period for individuals over the age of 40 years. The description of Mr. Bortnak’s agreement in this report is qualified in all respects by reference to the text of the Consulting Agreement, itself, a copy of which is attached hereto as Exhibit 99.2.

Mr. Huebner is 46 years old and had served as the Company’s chief financial officer since 2004 and as the Company’s co-president since January 2012. Previously, Mr. Huebner was the Company’s vice president of marketing from 2001 to 2004, vice president of corporate strategy from 2000 to 2001, and senior director of corporate strategy from 1999 to 2000.

Mr. Carberry is 43 years old and had served as the Company’s vice president, finance since April 2014. Previously, Mr. Carberry was the Company’s senior director of finance from April 2011 to April 2014 and served as director of finance from 2008 to 2011.

On August 1, 2017, the compensation committee of the Company’s board granted an award to Mr. Carberry under the Company’s 2010 Equity Incentive Plan of options to purchase an aggregate of 60,000 shares of the Company’s common stock for $152.15 per share, which is equal to the closing price of the common stock on the date of grant. Such options expire on the tenth anniversary of the grant date and will vest and become exercisable in 36 approximately equal monthly installments commencing on September 1, 2017; provided that Mr. Carberry remains employed by the Company at the relevant times.

There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Mr. Huebner or Mr. Carberry had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships between either Mr. Huebner or Mr. Carberry and any of the Company’s other executive officers or directors.

On August 2, 2017, the Company issued a press release regarding certain changes in its officers. A copy of such press release is being furnished as Exhibit 99.3 to this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished or filed herewith:

99.1	Press Release of Stamps.com Inc. dated August 2, 2017, announcing Stamps.com Inc.'s financial results for its fiscal quarter ended June 30, 2017. (furnished, not filed)
99.2	Consulting Agreement, dated as of July 31, 2017, between the Company and James Bortnak.
99.3	Press Release of Stamps.com Inc. dated August 2, 2017, announcing the appointment of certain officers. (furnished, not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.
(Registrant)

August 2, 2017	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer